Exhibit 10.1

Execution version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on August 12, 2026, by and among HeartSciences Inc., a Texas corporation (the “Company”) and Fortitude Mining Holdings, Inc., a Delaware corporation (the “Subscriber”).

RECITALS

WHEREAS, on June 23, 2026, the Company entered into an Agreement and Plan of Merger with Subscriber, Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Subscriber (“Fortitude HoldCo”), and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into Fortitude HoldCo, with Fortitude HoldCo surviving the merger with Merger Sub as a direct Subsidiary, as defined in the Merger Agreement, of the Company and the Company being admitted as the sole managing member of the surviving company (such agreement, as amended on July 27, 2026 and as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement” and the transactions contemplated by the Merger Agreement, collectively the “Transaction”);

WHEREAS, Subscriber desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to the Subscriber, Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Eight Dollars and Forty-Six Cents ($999,998.46) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the Purchase Price (as defined below). The shares of Common Stock to be purchased hereunder are referred to herein as the “Subscribed Shares”; and

WHEREAS, The Company will use the net proceeds from the sale of the Subscribed Shares hereunder solely for operating expenses expected to be incurred prior to consummation of the Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

1. Subscription.

(a) On the terms and subject to the conditions hereof, at the Closing (as defined below), Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by or on behalf of Subscriber to the Company, the Subscribed Shares (such subscription and issuance, the “Subscription”).

(b) Purchase Price. The aggregate purchase price to be paid by the Subscriber for the Subscribed Shares shall be Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Eight Dollars and Forty-Six Cents ($999,998.46) (the “Purchase Price”). The Purchase Price per each Subscribed Share (the “Per Share Price”) shall be equal to the volume-weighted average price (“VWAP”) of the Common Stock on The Nasdaq Stock Market LLC (the “Exchange”) for the thirty (30) consecutive Trading Days ending on (and including) the Trading Day immediately preceding the date of this Agreement, as reported on the Exchange or by another reputable source such as Bloomberg, L.P. (or, if Bloomberg, L.P. is unavailable, such other authoritative source as the Company and the Subscriber may mutually agree). The number of Subscribed Shares shall be equal to the quotient obtained by dividing the Purchase Price by the Per Share Price, rounded down to the nearest whole share. For the purposes of this Subscription Agreement, “Trading Day” means a calendar day on which the Exchange is open for trading.

2. Closing.

(a) The consummation of the Subscription (the “Closing”) shall occur on the Business Day on which this Agreement has been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Subscriber’s obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Subscribed Shares, in each case, have been satisfied or waived (the “Closing Date”). For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in the State of New York are authorized or required by applicable law to be closed.

(b) Upon the terms and subject to the conditions set forth herein, at the time of Closing, the Subscriber shall pay to the Company the Purchase Price via wire transfer of immediately available funds. Upon the terms and subject to the conditions set forth herein, the Company shall deliver to Subscriber the Subscribed Shares no later than the next Business Day after the Closing Date, provided that (1) at or prior to the Closing, the Company delivers irrevocable instructions to the Transfer Agent to issue the Subscribed Shares at the Closing or the next Business Day, as applicable, and (2) promptly after the delivery of the Subscribed Shares, the Company delivers to the Subscriber written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares in book-entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber, on and as of the Closing Date or the next Business Day, as applicable.

(c) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or written waiver by the Company of the additional conditions that, on the Closing Date:

(i) Subscriber shall deliver to the Company no later than the time of the Closing (A) the Purchase Price for the Subscribed Shares in accordance with Section 2(b) and (B) any other information that is reasonably requested by the Company that is required in order to enable the Company to issue and sell the Subscribed Shares; and

(ii) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier time, in which case such representation or warranty shall be true and correct as of such earlier date).

(d) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or written waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier time, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct has not had and would not reasonably be expected to have a Company Material Adverse Effect;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Company Material Adverse Effect;

(iv) at or prior to the Closing, the Company shall have furnished all required materials to the transfer agent for the Subscribed Shares (the “Transfer Agent”) to reflect the issuance of the Subscribed Shares, including the irrevocable instructions executed by the Company instructing the Transfer Agent to issue the Subscribed Shares at the Closing or the next Business Day, as applicable, pursuant to Section 2(b); and

(v) the Company shall have delivered to the Subscriber its wire instructions on or prior to the Closing Date.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power (corporate or otherwise) and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified as a foreign corporation to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, circumstance, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company; provided that, solely for purposes of the foregoing clause, no event, circumstance, development, occurrence, change or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Company Material Adverse Effect, or whether a Company Material Adverse Effect would reasonably be expected to occur: (a) any changes in conditions generally affecting United States or global economic, business or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b) general changes in national or international political conditions (including the imposition of or changes in international tariffs, sanctions, trade policies or disputes or any “trade war” and any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency); (c) acts of God, natural disasters, calamities, disease outbreaks or pandemics; (d) any decline, in and of itself, in the market price or trading volume of the Common Stock (it being understood and agreed that the facts or circumstances giving rise to or contributing to such decline may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, unless otherwise excluded in this definition of “Company Material Adverse Effect”); (e) any failure, in and of itself, by the Company or any of its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, unless otherwise excluded in this definition of “Company Material Adverse Effect”); (f) any changes after the date of this Subscription Agreement not announced prior to the date of this Subscription Agreement in any applicable law, rules or regulations or the United States generally accepted accounting principles in effect from time to time, including, in each case, the authoritative interpretation or enforcement thereof; or (g) any action required by a Governmental Authority pursuant to Antitrust Laws in connection with the Transaction, except in the case of each of clause (a), (b), (c) or (f), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which the Company and its subsidiaries operate.

(b) The Subscribed Shares will have been duly authorized prior to the Closing and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s organizational documents or the laws of its jurisdiction of incorporation.

(c) This Subscription Agreement has been duly authorized, validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and by the availability of equitable remedies.

(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than the Merger Agreement in accordance with Section 6(f) herein; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(e) Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including the issuance of the Subscribed Shares), other than (i) those required by applicable securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 5, (iii) those required by the Exchange, if any, (iv) those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (v) those the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(f) The Company has filed or furnished, as applicable, on a timely basis all forms, statements, schedules, certifications, reports and other documents required to be filed or furnished by it with the United States Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), since May 1, 2024. As of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports filed by the Company with the Commission.

(g) As of the date hereof, the authorized share capital of the Company consists of (i) 20,000,000 shares of the Company’s preferred stock, $0.001 par value per share, of which (w) 10,000 shares have been designated as Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Shares”), (x) 10,000 shares have been designated as Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Shares”), (y) 600,000 shares have been designated as Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Shares”), and (z) 4,285,714 shares have been designated as Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Shares”), and (ii) 500,000,000 shares of Common Stock. As of the date hereof: (A) 0 Series A Shares, 0 Series B Shares, 380,440 Series C Shares, 425,264 Series D Shares and 3,953,589 shares of Common Stock are issued and outstanding; (B) 2,238,493 shares of Common Stock are reserved for issuance pursuant to outstanding awards granted under the Company’s 2023 Equity Incentive Plan, as amended; and (C) warrants representing 2,102,547 shares of Common Stock, are issued and outstanding, consisting of such warrants as are detailed in Schedule 3(g) (collectively, the “Common Warrants”).

All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights. All outstanding Common Warrants have been duly authorized and validly issued. As of the date hereof, except as set forth above in this Section 3(g) or in Schedule 3(g) and pursuant to this Subscription Agreement or the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries other than Merger Sub and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person (other than Merger Sub), whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Merger Agreement. Except as set forth on Schedule 3(g) hereto, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) any other share capital of the Company to be issued pursuant to the Transaction in each case, that have not been or will not be validly and irrevocably waived on or prior to the Closing Date.

(h) Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(i) The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Exchange under the symbol “HSCS.” Other than that certain deficiency letter from the Listing Qualification Department of the Exchange to the Company dated August 4, 2026, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Exchange or the Commission seeking to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on the Exchange. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

(j) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(k) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Subscribed Shares.

(l) The Company is not, and immediately after the receipt of payment for the Subscribed Shares will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not reasonably be expected to have a Company Material Adverse Effect.

(n) The Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscribed Shares.

(o) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any of their respective directors, officers, agents, employees or controlled affiliates is a (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) any person operating, organized or resident in a country or territory which is itself the subject or target of any sanctions (at the time of this Subscription Agreement, Cuba, Iran, North Korea, Syria and prohibited regions of Ukraine including Crimea, Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR)) or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Company has not heretofore engaged in any transaction to lend, contribute or otherwise make available its funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Cuba, Iran, North Korea, Syria, any prohibited region of Ukraine including Crimea, Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR) or any other country sanctioned by OFAC or for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

(p) The Company represents and warrants that it is not, and has not been at any time, a “shell company” as such term is defined in Rule 405 under the Securities Act or Rule 12b-2 under the Exchange Act and further that as of the date hereof, the Company is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act.

(q) None of the Company, any predecessor or affiliated issuer, any director, executive officer or other officer of the Company, or, to the Company’s knowledge, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act, except for a disqualification event covered by Rule 506(d)(2) or (d)(3).

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and by the availability of equitable remedies.

(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, circumstance, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber, taken as a whole, or the Subscriber’s ability to timely consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act), (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(e) Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be transferred, resold, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and any certificates or book-entry records representing the Subscribed Shares shall contain a legend to such effect. Subscriber understands and agrees that the Subscribed Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until at least six months from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f) Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares.

(g) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company, or their respective representatives or affiliates, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, or its respective representatives or affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

(i) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(j) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(k) Subscriber is not (i) a person or entity named on the OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

(l) Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or end of day short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 4(k) shall not apply to ordinary course, non-speculative hedging transactions.

(m) Subscriber has, and at the Closing, will have, sufficient funds to pay the Purchase Price pursuant to and in accordance with Section 2(b).

(n) Subscriber understands and acknowledges that the offer and sale of the Subscribed Shares is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Subscriber acknowledges that the availability of such exemption depends, in part, upon the accuracy and completeness of the representations, warranties and acknowledgments made by Subscriber in this Subscription Agreement, and Subscriber agrees to promptly notify the Company if any such representation, warranty or acknowledgment is no longer accurate in all material respects. Subscriber represents that the information furnished by Subscriber in this Subscription Agreement is true and correct as of the date hereof and will be true and correct as of the Closing Date, and Subscriber acknowledges that the Company is relying upon the truth and accuracy of such information in connection with the availability of the exemption afforded by Section 4(a)(2) of the Securities Act. Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the Subscribed Shares, and Subscriber’s representations and warranties set forth in this Section 4 are made with the intent that they be relied upon by the Company in determining the availability of the Section 4(a)(2) exemption with respect to the transactions contemplated hereby.

5. Registration of Subscribed Shares.

(a) If the Merger Agreement is terminated in accordance with its terms, the Company agrees that, within thirty (30) calendar days after the date of such termination (the “Filing Deadline”), the Company shall use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, and, in any event, no later than the earlier of (i) the sixtieth (60th) calendar day (or the one hundred twentieth (120th) calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline and (ii) within five (5) calendar days of receiving a notice from the Commission (orally or in writing, whichever is earlier) that such Registration Statement will not be “reviewed” or will not be subject to further review. The Company will provide a draft of the “Selling Stockholders” section of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Subscribed Shares by the applicable shareholders or otherwise, the Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted to be registered by the Commission. In such event, the number of Subscribed Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and, during the Effectiveness Period (as defined below), as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional Subscribed Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company will use commercially reasonable efforts to cause the Registration Statement to remain effective with respect to Subscriber until the earliest of (i) two (2) years from the effective date of the Registration Statement, (ii) the date on which all of the Subscribed Shares shall have been sold and (iii) the first date on which Subscriber can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 under the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The period commencing on the date on which the Registration Statement is actually filed and ending on the earliest of the dates referenced in the immediately preceding sentence is referred to herein as the “Effectiveness Period”. During the Effectiveness Period, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell the Subscribed Shares pursuant to the Registration Statement, qualify the Subscribed Shares for listing on the applicable stock exchange on which the Common Stock are then listed, and update or amend the Registration Statement as necessary to include the Subscribed Shares. The Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing information concerning the Subscriber as shall be reasonably requested by the Company and to the extent required under applicable law to effect the registration of the Subscribed Shares; provided, that the Company shall request such additional information from Subscriber at least five (5) Business Days prior to the anticipated Filing Date of the Registration Statement; and provided further, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restrictions on the ability to transfer the Subscribed Shares. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. If the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of the Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of the Registration Statement, (i) if it determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed, (ii) if the Chief Executive Officer, Chief Financial Officer, or Chief Legal Officer and General Counsel of the Company believes, upon the advice of legal counsel, that such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company or (iii) at any time that the Company is required to file a post-effective amendment to the Registration Statement and the Commission has not declared such amendment effective (each such circumstance, a “Suspension Event”); provided that (x) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than three (3) times, in each case, during any three hundred sixty (360)-day period, (y) during the Effectiveness Period, the Company shall use commercially reasonable efforts to make the Registration Statement available for the sale by Subscriber of the Subscribed Shares as soon as practicable thereafter, and (z) to the extent commercially reasonable, the Company shall use a corrective prospectus supplement rather than a post-effective amendment to minimize the duration of any Suspension Event.

(b) Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. At its expense, during the Effectiveness Period, the Company shall advise Subscriber within two (2) Business Days: (A) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Company’s receipt of notice of the initiation of any proceedings for such purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) subject to the provisions in this Subscription Agreement, of the occurrence of a Suspension Event. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent required to provide notice to Subscriber of the occurrence of such events.

(c) At its expense, during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable, and upon the occurrence of any event contemplated by clause (A) or (B) above (other than a permitted Suspension Event), the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Upon receipt of written notice (via email to the email address underneath Subscriber’s name on the signature page hereto) from the Company of the happening of any Suspension Event during the Effectiveness Period or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or another exemption from registration) until the Company prepares a supplemental or amended prospectus (which the Company agrees to prepare promptly) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion, destroy all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (x) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required this Section 5(d); provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Company, by delivering to the Company a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(e) For purposes of this Section 5, “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the undersigned Subscriber to which the rights under this Section 5 shall have been duly assigned.

(f) The Company shall indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), its officers, directors, employees, members, managers, partners and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees, members, managers, partners and agents of such controlling persons to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, actual reasonable out-of-pocket costs (including actual reasonable out-of-pocket attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except (i) to the extent that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (ii) Subscriber is found by a final judgement to have otherwise violated any federal or state securities law or any rule or regulation thereunder. Subscriber shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Subscriber except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of Subscriber, in which case the Company shall be responsible for the reasonable and documented out-of-pocket fees and expenses of no more than one such separate counsel.

(g) Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the Subscribed Shares subscribed by Subscriber pursuant to this Subscription Agreement. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Subscriber is aware.

(h) If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(h) shall be individual, not joint and several, and in no event shall the liability of any Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

6. Other Covenants and Agreements.

(a) With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell Subscribed Shares to the public without registration, the Company agrees, until Subscriber no longer holds Subscribed Shares, to use commercially reasonable efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required to be filed by the Company under Section 13 or Section 15(d) of the Exchange Act, for so long as the Company remains subject to such requirements and the filing of such reports and other documents is required to enable Subscriber to sell Subscribed Shares under Rule 144; and

(iii) furnish to Subscriber, upon request in connection with an anticipated sale of Subscribed Shares by Subscriber under Rule 144, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144(c), the Securities Act and the Exchange Act during the 12-month period preceding the date of such anticipated sale and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

(b) In connection with any sale or other disposition of the Subscribed Shares by the Subscriber pursuant to Rule 144 and upon compliance by the Subscriber with the requirements of this Section 6(b), if requested by the Subscriber by written notice to the Company, the Company shall cause the Transfer Agent to remove any restrictive legends related to the book entry account holding such Subscribed Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) trading days of the Company receipt of any such request therefor from the Subscriber; provided that the Company and the Transfer Agent have timely received from the Subscriber customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Subscriber by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Subscriber may request that the Company remove any legend from the book entry position evidencing its Subscribed Shares and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of the Company’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Subscribed Shares (i) are subject to or have been or are about to be sold pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for sale under Rule 144, without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). If restrictive legends are no longer required for such Subscribed Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within two (2) trading days of the Company receipt of any written request therefor from the Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, (i) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

(c) The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Subscribed Shares in a manner that would require the registration under the Securities Act of the sale of the Subscribed Shares or that would be integrated with the offer or sale of the Subscribed Shares for purposes of the rules and regulations of any trading market or exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(d) The Company acknowledges and agrees that following the Closing, the Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Subscribed Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Subscription Agreement and, if required under the terms of such arrangement, the Subscriber may transfer pledged or secured Securities to the pledgees or secured parties. At the Subscriber’s sole expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Subscribed Shares may reasonably request in connection with a pledge or transfer of the Subscribed Shares, including, if the Subscribed Shares are subject to registration pursuant to Section 5 of this Subscription Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling securityholders thereunder.

(e) Use of Proceeds. The Company shall use the net proceeds from the sale of the Subscribed Shares hereunder solely for operating expenses.

(f) Merger Agreement Waiver. Notwithstanding anything to the contrary herein, the Company and the Subscriber hereby agree to waive any breach of any representation, warranty, covenant or agreement under the Merger Agreement that would arise solely as a result of the execution, delivery or performance of this Subscription Agreement or the consummation of the transactions contemplated hereby. In addition, the Company and Subscriber agree that notwithstanding anything to the contrary in the Merger Agreement, the Subscribed Shares shall not be contributed as part of the Seller Contribution (as defined in the Merger Agreement) and shall be retained by Subscriber immediately after consummation of the Transaction.

7. Miscellaneous.

(a) The provisions of this Subscription Agreement shall be interpreted in accordance with the following definitions, which shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The verb form of the word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “or” and “any” shall not be construed to be disjunctive but not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless the context requires otherwise, (i) references to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder; (ii) the words “herein,” “hereto,” “hereby,” “hereof” and “hereunder” and words of similar import shall be construed to refer to this Subscription Agreement in its entirety and not to any particular provision hereof; and (iii) references to “Sections” shall be construed to refer to sections of this Subscription Agreement. “Writing”, “written” and comparable terms shall be deemed to refer to printing, typing or any other means (including e-mail and other electronic or digital media) of reproducing words in a visible form. Unless otherwise specified, the reference date for purposes of calculating any period shall be excluded from such calculation, but any period “from” or “through” a specified date shall commence or end, as applicable, on such specified date. Each party hereto acknowledges and agrees that it has been represented by legal counsel during, and has participated jointly with the other party hereto in, the negotiation and execution of this Subscription Agreement and waives the application of any law or rule of construction providing that ambiguities in a contract or other document or any provision thereof will be construed against the party that drafted such contract or other document or provision thereof.

(b) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, delivered and received (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clause (i), (iii) or (iv) of this Section 7(b), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(b).

(c) Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware of any failure of any of its representations or warranties set forth herein to be true and correct, or any failure to perform or comply with any of its covenants set forth herein, in each case, such that the condition specified in Section 2(d)(i) would not be satisfied on the Closing Date.

(d) Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to or obligations of the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder in connection with the consummation of the Transaction). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to its affiliates or, with the prior written consent of the Company, to another person, provided, in each case, that any assignee agrees in writing to be bound by the terms hereof as if it were an original party hereto and that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h) The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent reasonably available; provided that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations, (B) as requested by the staff of the Commission and (C) to the extent such disclosure is required by other laws, rules or regulations, any order of a governmental authority or under the rules or regulations of the Exchange. Subscriber acknowledges that the Company will file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

(i) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or other exercise of any right, power or privilege hereunder.

(j) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(l) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n) This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(o) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(p) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(q) EACH PARTY HERETO AND ANY PERSON IDENTIFIED AS A THIRD PARTY BENEFICIARY HEREUNDER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE OF SUCH OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(r) The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the state of Delaware) (collectively the “Designated Courts”). Each party hereto hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereto hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(b) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties hereto have submitted to jurisdiction as set forth above.

(s) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby.

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed, or caused to be executed by its duly authorized representative, this Subscription Agreement as of the date first set forth above.

HEARTSCIENCES INC.

By:	/s/ Andrew Simpson
	Name:	Andrew Simpson
	Title:	CEO

Address for Notices:

HeartSciences Inc.
550 Reserve Street, Suite 360
Southlake, TX 76092

[Signature Page to Subscription Agreement]

Fortitude Mining Holdings, Inc.

By:	/s/ Andrea Childs
	Name:	Andrea Childs
	Title:	Chief Executive Officer

Address for Notices: 45 O’Connor Road Fairport, NY 14450

Name in which Subscribed Shares are to be registered:
Number of Subscribed Shares subscribed for:	411,522

Price Per Subscribed Share:	$2.43
Aggregate Purchase Price:	$999,998.46

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the wire instructions.

[Signature Page to Subscription Agreement]